EXHIBIT 10.1

Teaming Agreement between MRNA Scientific Sdn. Bhd. and Protech Builders Sdn. Bhd. for Biogas Plant Development

This Teaming Agreement (“Agreement”) is made on September 23, 2024 between:

●	MRNA Scientific Sdn. Bhd. (“MRNA Scientific”, Co. 201501013741), a company incorporated in Malaysia, with its principal office at A-28-07 Menara UOA Bangsar, 5 Jalan Bangsar Utama 1, Kuala Lumpur 1, 59000 Selangor, Malaysia; and

●	Protech Builders Sdn. Bhd. (“Protech”, Co. 200101006831), a company incorporated in Malaysia, with its principal office at No. 22A, Jalan IAN 4, Taman Industri Angkasa Nuri, Durian Tunggal, 76100 Melaka, Malaysia.

WHEREAS:

1.

MRNA Scientific is a subsidiary of BioNexus Gene Lab Corp. which is a Nasdaq Listed Company engaged in Technology and Chemical Distribution, and has extensive market reach and knowledge in Southeast Asia.

2.	Protech is an experienced mechanical and electrical contractor with expertise in the installation and maintenance of complex engineering systems.
3.	Both parties wish to explore and develop opportunities in the biogas sector in Malaysia, particularly focusing on the construction and operation of biogas plants using plantation wastewater.

NOW, THEREFORE, the Parties agree as follows:

1. Purpose and Scope

The purpose of this Agreement is to establish a collaborative framework for MRNA Scientific and Protech to jointly market, develop, and operate biogas plants in Malaysia. This includes pooling resources, expertise, and financing to identify, pursue, and execute biogas projects.

2. Contribution and Financial Commitment

2.1. Both MRNA Scientific and Protech agree to contribute up to RM500,000 each towards initial joint project development activities.

2.2. The contribution will be used for feasibility studies, project proposals, and other preparatory activities necessary to secure biogas projects.

3. Project Financing

3.1. If a biogas project is realized, the financing of the project will be negotiated on a case-by-case basis, with both parties agreeing to contribute in proportion to their respective roles and responsibilities.

3.2. The financing structure, including equity contributions, debt financing, and other financial arrangements, will be determined in a separate project-specific agreement.

4. Roles and Expertise

4.1. MRNA Scientific will:

●	Leverage its market knowledge to identify potential biogas project opportunities.
●	Assist in regulatory compliance and project management.
●	Represent its parent company in potential financing and capital markets access.

4.2. Protech will:

●	Provide mechanical and electrical engineering expertise, including the installation of power generation systems, control systems, and maintenance of biogas plants.
●	Manage the construction and commissioning of biogas facilities, ensuring compliance with all relevant standards and regulations.
●	Oversee the operation and maintenance of the biogas plants post-construction.

5. Management of Teaming

5.1. A Joint Steering Committee (JSC) will be established, comprising two representatives from each party.

5.2. The JSC will be responsible for overseeing the progress of joint activities, making strategic decisions, and resolving any disputes that may arise during the term of the Agreement.

5.3. The JSC will meet at least quarterly, or as necessary, to review project progress and make decisions on future activities.

6. Tenure

6.1. This Agreement shall be valid for a period of three (3) years from the date of execution.

6.2. The Agreement may be extended or renewed by mutual consent of both parties in writing, subject to a review of the outcomes of the collaboration during the initial tenure.

7. Confidentiality

7.1. Both parties agree to keep confidential all proprietary and non-public information shared under this Agreement, unless required by law or with the prior written consent of the other party.

7.2. This confidentiality obligation shall survive the termination or expiration of this Agreement.

8. Termination

8.1. Either party may terminate this Agreement by providing ninety (90) days written notice to the other party.

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8.2. In the event of termination, any ongoing projects or commitments will be completed under the terms of this Agreement unless otherwise agreed.

9. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Malaysia.

10. Dispute Resolution

Any disputes arising under this Agreement shall be resolved through mutual consultation and negotiation in good faith. If the dispute cannot be resolved amicably, it shall be referred to arbitration in Malaysia in accordance with the rules of the Malaysian Arbitration Act 2005.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

For MRNA Scientific Sdn. Bhd.	For Protech Builders Sdn. Bhd.

Lai Soo Kow	Wong Chan Wah
Director	Director

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